D. DAVID COHEN
                                ATTORNEY AT LAW
                                 JERICHO ATRIUM
                                   SUITE 133
                                500 NO. BROADWAY
                            JERICHO, NEW YORK 11753

ANDREW J. BRANOWER                                                (516) 933-1700
OF COUNSEL                                                        (516) 933-7285
                                          February 12, 1997  FAX: (516) 933-8454



VIA TELECOPIER

Elephant & Castle Group, Inc.
701 West Georgia Street
Vancouver, B.C. V7Y 1E7
CANADA

Attn:  Daniel DeBou

RE:  Elephant & Castle/Form S-8
     Our File:  98046.022

Dear Dan:

         The undersigned has served as counsel to Elephant & Castle Group, Inc. (the "Company") in connection with the registration up to 175,000 Common Shares (the "Shares") under the Securities Act of 1933 as amended ("Act"). The registration relates to certain Shares (up to 100,000 Shares) issuable by the Company pursuant to options held by key employees, and pursuant to two separate warrants (75,000 Shares) held by two former advisors to the Company.

         In my opinion, subject to exercise of the options and warrants referred to in the Registration Statement, and the payment of the option and warrant exercise prices respectively, the Shares will be, when issued, duly issued and outstanding and without lien, charge or encumbrance thereon.

         This shall also serve as a consent to the use of my name in the Registration Statement filed pursuant to the Act under the heading "Experts."



                                                Very truly yours,


                                                /s/ D. David Cohen
                                                ------------------
                                                 D. David Cohen


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